Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, April 18, 2024	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS FIRST QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $50.3 million, or $1.50 per diluted share, for the first quarter of 2024 compared to net income of $57.5 million, or $1.72 per diluted share, for the first quarter of 2023. The Company’s net interest income for the first quarter of 2024 decreased to $106.1 million from $109.2 million for the same period in 2023. Net interest income was negatively impacted by increases in volume and rates on interest bearing deposits, partially offset by higher loan volume. Net interest margin for the first quarter of 2024 was 3.70% compared to 3.89% for the first quarter of 2023. The Company recorded a provision for credit losses of $4.0 million in the first quarter compared to $2.3 million for the first quarter of 2023.

Noninterest income for the quarter totaled $44.9 million compared to $47.8 million last year. The decrease in noninterest income was primarily due to an approximate $5.3 million reduction of interchange fees related to the impact of the Durbin Amendment. Trust revenue, sweep fees and insurance commissions all each increased when compared to last year.

Noninterest expense for the quarter increased to $82.8 million compared to $80.3 million in the same quarter last year. The increase in noninterest expense was primarily related to growth in salaries and employee benefits of $2.3 million.

The Company’s effective tax rate for the period was 21.6% compared to 22.6% for the first quarter of 2023.

At March 31, 2024, the Company’s total assets were $12.6 billion, an increase of $230.4 million from December 31, 2023. Loans grew $127.7 million, totaling $7.8 billion at March 31, 2024. Deposits totaled $10.9 billion, an increase of $209.5 million from December 31, 2023. Sweep accounts were $4.6 billion at March 31, 2024, up $224.2 million from December 31, 2023. The Company’s total stockholders’ equity was $1.5 billion, an increase of $35.4 million over December 31, 2023.

Asset quality remained strong as nonaccrual loans totaled $42.0 million, representing 0.54% of total loans at March 31, 2024 compared to 0.32% at year-end 2023. The allowance for credit losses to total loans was 1.25% at March 31, 2024 virtually unchanged from year-end. Net charge-offs were $3.5 million for the quarter compared to $290,000 for the first quarter of 2023.

BancFirst Corporation CEO David Harlow commented, “The Company reported a solid quarter fueled by loan growth, deposit growth, and early signs of a stabilization in our deposit mix. Asset quality remained strong and our CECL reserve percentage was essentially flat as our guarded outlook on the economy has not changed materially. Recent inflation data has been higher than anticipated causing the Federal Reserve to signal higher rates for longer which will impact everyone including banks.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 106 banking locations serving 59 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2023	2023	2023	2023
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$106,104	$105,066	$104,308	$105,926	$109,156
Provision for credit losses	4,015	-	2,312	2,824	2,322
Noninterest income:
Trust revenue	5,088	5,106	4,866	4,590	4,222
Service charges on deposits	16,428	16,841	17,027	22,268	21,231
Securities transactions	(267)	(1,364)	(361)	110	(213)
Income from sales of loans	491	512	734	757	604
Insurance commissions	9,455	7,220	8,429	6,225	8,741
Cash management	8,651	7,878	8,177	7,927	6,734
Other	5,054	8,964	5,577	6,097	6,509
Total noninterest income	44,900	45,157	44,449	47,974	47,828

Noninterest expense:
Salaries and employee benefits	51,528	50,731	50,200	49,803	49,252
Occupancy expense, net	5,206	5,439	5,487	5,118	4,983
Depreciation	4,556	4,560	4,685	4,769	4,643
Amortization of intangible assets	886	887	885	880	880
Data processing services	2,616	2,224	1,820	2,217	2,107
Net expense from other real estate owned	2,202	7,870	2,720	2,889	2,459
Marketing and business promotion	2,256	2,653	2,034	1,900	2,527
Deposit insurance	1,438	1,332	1,419	1,463	1,613
Other	12,091	14,120	11,965	12,071	11,853
Total noninterest expense	82,779	89,816	81,215	81,110	80,317
Income before income taxes	64,210	60,407	65,230	69,966	74,345
Income tax expense	13,876	11,473	14,242	14,956	16,812
Net income	$50,334	$48,934	$50,988	$55,010	$57,533
Per Common Share Data:
Net income-basic	$1.53	$1.48	$1.55	$1.67	$1.75
Net income-diluted	1.50	1.46	1.52	1.64	1.72
Cash dividends declared	0.43	0.43	0.43	0.40	0.40
Common shares outstanding	32,966,678	32,933,018	32,921,393	32,939,256	32,899,493
Average common shares outstanding -
Basic	32,947,983	32,926,326	32,937,149	32,920,497	32,892,857
Diluted	33,513,412	33,483,691	33,539,389	33,467,254	33,462,379
Performance Ratios:
Return on average assets	1.63%	1.58%	1.68%	1.85%	1.90%
Return on average stockholders’ equity	13.96	13.98	14.93	16.59	18.31
Net interest margin	3.70	3.67	3.73	3.87	3.89
Efficiency ratio	54.82	59.79	54.60	52.70	51.16

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2023	2023	2023	2023
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$12,602,425	$12,372,042	$12,114,602	$12,020,265	$12,332,105
Interest-bearing deposits with banks	2,341,604	2,172,001	2,134,081	2,188,004	2,623,565
Debt securities	1,534,651	1,555,095	1,525,448	1,570,620	1,618,233
Total loans	7,787,857	7,660,134	7,476,474	7,307,475	7,124,831
Allowance for credit losses	(97,267)	(96,800)	(97,776)	(96,920)	(94,760)
Deposits	10,909,621	10,700,122	10,534,171	10,475,180	10,610,103
Stockholders' equity	1,469,312	1,433,891	1,370,584	1,340,791	1,310,882
Book value per common share	44.57	43.54	41.63	40.70	39.85
Tangible book value per common share (non-GAAP)(1)	38.56	37.50	35.56	34.62	33.73
Balance Sheet Ratios:
Average loans to deposits	71.97%	70.52%	70.61%	69.85%	64.54%
Average earning assets to total assets	92.56	92.42	92.39	92.23	92.52
Average stockholders' equity to average assets	11.65	11.30	11.28	11.17	10.36
Asset Quality Data:
Past due loans	$6,332	$9,542	$12,575	$8,799	$7,258
Nonaccrual loans (3)	41,996	24,573	16,676	18,047	17,649
Other real estate owned and repossessed assets	35,116	34,200	42,782	41,612	38,874
Nonaccrual loans to total loans	0.54%	0.32%	0.22%	0.25%	0.25%
Allowance to total loans	1.25	1.26	1.31	1.33	1.33
Allowance to nonaccrual loans	231.61	393.92	586.34	537.05	536.93
Net charge-offs to average loans	0.05	0.02	0.02	0.01	0.00

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,469,312	$1,433,891	$1,370,584	$1,340,791	$1,310,882
Less goodwill	182,263	182,263	182,263	182,055	182,055
Less intangible assets, net	15,818	16,704	17,591	18,223	19,103
Tangible stockholders’ equity (non-GAAP)	$1,271,231	$1,234,924	$1,170,730	$1,140,513	$1,109,724
Common shares outstanding	32,966,678	32,933,018	32,921,393	32,939,256	32,899,493
Tangible book value per common share (non-GAAP)	$38.56	$37.50	$35.56	$34.62	$33.73

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $6.6 million of nonaccrual loans at March 31, 2024.

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2024
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$7,730,753	$132,249	6.86%
Securities – taxable	1,557,806	9,181	2.36
Securities – tax exempt	2,642	25	3.76
Interest bearing deposits with banks and FFS	2,212,788	30,316	5.50
Total earning assets	11,503,989	171,771	5.99

Nonearning assets:
Cash and due from banks	202,300
Interest receivable and other assets	804,575
Allowance for credit losses	(97,061)
Total nonearning assets	909,814
Total assets	$12,413,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$4,814,772	$44,217	3.68%
Savings deposits	1,056,727	9,003	3.42
Time deposits	1,027,039	11,193	4.37
Short-term borrowings	8,018	96	4.79
Subordinated debt	86,106	1,030	4.80
Total interest bearing liabilities	6,992,662	65,539	3.76

Interest free funds:
Noninterest bearing deposits	3,843,371
Interest payable and other liabilities	131,898
Stockholders’ equity	1,445,872
Total interest free funds	5,421,141
Total liabilities and stockholders’ equity	$12,413,803
Net interest income		$106,232
Net interest spread			2.23%
Effect of interest free funds			1.47%
Net interest margin			3.70%